Exhibit 99.1

                                  Press Release

     PLANET411 TO CEASE OPERATIONS

     MONTREAL, October 16, 2001 /CNW/ - Planet411 Inc. (OTC BB: PFOO) (Montreal) today announced that due to a lack of funding, it was unable to implement its new business plan and was ceasing operations, effective immediately. The company also announced that its remaining employees, officers and directors had resigned, effective upon the filing of a current report with the Securities and Exchange Commission.

For further information

     serge.bujold@videotron.ca